UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report:  October 16, 2012
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Intel Corporation for the quarter ended September 29, 2012 and forward-looking statements relating to the fourth quarter of 2012 as presented in a press release of October  16, 2012. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures for gross margin, gross margin percentage, operating income, net income, and diluted earnings per share. This document also provides the company’s forward-looking outlook for non-GAAP gross margin percentage.  A reconciliation of the adjustments to our GAAP forward-looking outlook, GAAP results for the three and nine months ended September 29, 2012, and prior period GAAP results is included in the tables that are part of Exhibit 99.1.

“Supplemental Reconciliations of GAAP to non-GAAP Results,” included in Exhibit 99.1, includes an explanation of the ways management uses these non-GAAP measures and the reasons why management views these measures provide useful information for investors. However, non-GAAP financial information has limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: October 16, 2012	By:	/s/ Cary I. Klafter
Cary I. Klafter
Corporate Secretary